Exhibit 99.1
Pension Overview February 2009

Safe Harbor Note Regarding Forward-Looking Statements: Certain statements and information included in this presentation are "forward-looking statements" under the Federal Private Securities Litigation Reform Act of 1995 including statements relating to estimated pension expense and contributions for 2009. Accordingly, these forward-looking statements should be evaluated with consideration given to the many risks and uncertainties that could cause actual results and events to differ materially from those in the forward-looking statements. Important factors that could cause such differences include, among others, the adequacy of actuarial assumptions and estimates; the requirement to have an interim re- measurement of the plan as a result of material workforce reductions, temporary suspensions in benefit accruals or other circumstances; the impact of new pension regulations; and a change in the level of pension contributions resulting from, among other things, a change in expected free cash flow levels. Our expectations are also subject to the risks described in our filings with the Securities and Exchange Commission (SEC). The risks included here and in our SEC filings are not exhaustive. New risks emerge from time to time and it is not possible for management to predict all such risk factors or to assess the impact of such risks on our business. Accordingly, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Purpose of Overview Page 4 Plan Overview / Recent Changes Page 5 Accounting Fundamentals Page 7 Pension Funded Status Page 11 Pension Investment Strategies and Results Page 19 Pension Contribution Requirements Page 23 Pension Expense Page 27 Pension Equity Charges Page 40 Conclusions Page 43 Contents

Provide clarity to the main components and drivers of pension expense: generally and specific to Ryder Provide insight into the factors which create funding requirements: generally and specific to Ryder Provide information on Ryder's U.S. pension funding status, pension asset returns and asset allocation strategies Provide information on estimated future cash funding requirements Provide information on estimated 2009 pension costs, go-forward sensitivity guides and drivers of changes in 2009 pension costs Provide information on equity charge as a result of under-funded status Purpose of Overview

Ryder historically offered defined-benefit pension benefits in the U.S., U.K, and Canada. Substantially all employees, except U.S. drivers and warehouseman, were covered under the plans. The majority of the employees covered by the plans are in Fleet Management Solutions and Central Support Services. Effective 1/1/08, U.S. pension plans were frozen for participants who did not meet certain grandfathering criteria. Almost 70% of active participants ceased accruing benefits under the plan. These impacted employees began participating in a new enhanced defined contribution plan. Effective 1/1/10, the Canadian pension plan will be frozen for participants who do not meet certain grandfathering criteria. Impacted employees will participate in a new enhanced defined contribution plan. Reductions in pension expense from these plan changes is expected to be offset by costs associated with the new enhanced defined contribution plans. Plan Overview / Recent Changes

Accounting Fundamentals

Guiding literature - SFAS 87 for expense purposes; SFAS 158 for balance sheet presentation Delayed Recognition - changes in pension obligation and the value of net assets are recognized in earnings systematically and gradually over future periods Net Reporting of Expense - consequences of events and transactions (compensation element, interest cost, investment return) are recorded as a single net expense Offsetting of Assets and Liabilities - value of pension assets and liabilities to participants (funded status) shown net on the balance sheet Assumptions-Based Expense Calculation - discount rate, pension earnings rate, salary progression rate Accounting Fundamentals

Discount Rate - rate that discounts expected future cash benefit payments to a present value. Rate determined from models that match the expected benefit payments underlying the liability to coupons and maturities from a hypothetical portfolio of high quality corporate bonds. Rate considered in determining 2009 pension expense of our primary U.S. Plan is 6.25% vs. 6.35% in 2008. Average rate for international plans is 6.77% vs. 5.64% in 2008. Pension Earnings Rate - long-term expected rate of return on assets based on asset allocation, current returns and expected reinvestment rates. Rate considered in determining 2009 pension expense for our primary U.S. Plan is 7.90% vs. 8.40% in 2008. Average rate for international plans is 7.25% vs. 7.50% in 2008. Rate includes impact of investment management and other fees. Accounting Fundamentals Pension Assumptions

Salary Progression Rate - annual rate of growth based on expected compensation until retirement, including all salary increase components (merit, promotion, equity, overtime and inflation). Rate used to produce our 12/31/2008 pension liability valuation and 2009 pension expense, for our primary U.S. plan, remained at 4.0% based on actuarial review of historical experience. Assumption less significant now that U.S. Plan is frozen with limited active participants. Retirement and Mortality Rate - retirement rate based on actual plan experience; mortality rate based on standard actuarial tables. Mortality assumptions used to produce our 12/31/2008 pension liability valuation and 2009 pension expense, for our primary U.S. plan, were unchanged from prior year. In the previous year, assumptions were updated to reflect more current actuarial tables. Mortality assumptions in the international plans were updated in 2008 to reflect more current actuarial tables. Accounting Fundamentals Accounting Fundamentals Pension Assumptions

Pension Funded Status

* Actuarial losses are amortized to earnings over the average remaining service life of active participants or the remaining life expectancy of inactive participants if all or almost all of the plan's participants are inactive. The delayed recognition of actuarial losses drives future volatility. Ryder System, Inc. and Subsidiaries Funded Status and Balance Sheet Impact of Pension Funded Status

Consolidated Funded Status Funded Status

(1) Actual return on plan assets was approximately (31)% for 2008. (2) Discount rate was 6.25% at 12/31/08 (6.35% at 12/31/07). U.S. Qualified Pension Plan Funded Status

Pension Assets Under Ryder's application of SFAS 87, pension assets are measured at the end of each reporting year (December 31) Point-in-time valuation Reflects fair market value Not market-related (smoothed) value which is another accepted method under SFAS 87 The fair market value of pension assets changes from year to year as a result of the following items: Actual returns earned on plan assets Contributions to the plan Benefit payments to retirees Payment of plan expenses Funded Status

Pension Liabilities Projected Benefit Obligation (PBO) measures the present value of expected future benefit payments to plan participants including future salary increases Point-in-time valuation (year-end unless interim assessment required) Based on service to date of valuation Based on selected discount rate Discount rate based on actuarial models that match expected timing of expected benefit payments to coupons and maturities from a hypothetical portfolio of high quality (Aa or better) corporate bonds at the end of each reporting year (December 31). Future benefit payments are based on current plan provisions and are impacted by the following assumptions: Salary progression rate Retirement age Mortality, Disability, Turnover, etc. Funded Status

Historical Consolidated Funded Status 1999 2000 2001 2002 2003 2004 2005 2006 2007 2008 Funded Status 150 121 96 74 80 83 78 93 100 66 % Note: All years as of 12/31 Funded Status

Historical Funded Status-U.S. Only 1999 2000 2001 2002 2003 2004 2005 2006 2007 2008 Funded Status 158 128 100 77 83 87 81 97 100 62 % Note: All years as of 12/31 Funded Status

Pension Investment Strategies and Results

The purpose of the pension fund is to accumulate sufficient assets to meet the Plan's future payment obligations (liabilities). Ryder's Investment Committee oversees the asset management and investment activities of our pension plans. Responsibilities include: Establishing and maintaining a broad asset allocation strategy Building investment structure within asset classes to ensure diversification Retaining and monitoring investment managers Evaluating performance of plans Assets are accumulated largely through investment returns; investment returns are maximized through asset allocation; asset allocation is structured to produce the required long-term returns within a risk- controlled framework. Allocation of assets is largely a function of the time horizon for future liability payments and expected return/risk characteristics for the various asset classes. Investment allocations are subject to change at any time. Pension Investment Strategies & Results

Ryder's U.S. Pension asset allocation and approved ranges* are as follows: 12/31/07 12/31/08 Target Allocation Allocation Range U.S. Equity 44% 37% 37% - 47% Non-U.S. Equity 16% 14% 8% - 18% U.S. Fixed Income 22% 32% 21% - 31% Tactical Asset Allocation (TAA**) 15% 13% 10% - 20% Venture Capital (fund of funds) 2% 3% 0% - 5% Cash <1% <1% 100% 100% * Asset allocation ranges are approved and managed by the Ryder Investment Committee. Long-term strategy is to manage to the mid-point of the target range. ** The TAA account was invested 100% in U.S. equity (S&P 500 Index Fund) as of 12/31/08. Investment allocations are subject to change at any time. Asset Allocation Strategy Pension Investment Strategies & Results

2001 2002 2003 2004 2005 2006 2007 2008 2009 Annual Actual Asset Return -6.9 -13.7 23.9 11.2 7.4 14.4 6.5 -31.5 Current Expected Long Term Return on Assets 8.5 8.5 8.5 8.5 8.5 8.5 8.5 8.4 7.9 Rolling 15-Year Compound Annual Return 11.2 9.8 10.5 9.8 11.6 9.7 9.6 6.1 % Asset Return History % Pension Investment Strategies & Results

Pension Contribution Requirements

Pension Contribution Annual U.S. cash contribution requirements were historically determined under Employee Retirement Income Security Act (ERISA). In 2006, the Pension Protection Act (PPA) was passed which amended ERISA for the purpose of strengthening pension funding and helping the Pension Benefit Guarantee Corporation (PBGC) remain solvent. Annual U.S. cash contribution requirements are determined by two sets of rules under the current PPA. Minimum Funding Requirements - sufficient contributions to cover normal costs for the period and the amount to amortize funding shortfalls (if liability exceeds assets) over 7 years. Additional contribution requirements if funded status falls below certain thresholds and plan considered "at-risk" (75% for 2009 and 80% for 2010). At-risk status also requires additional participant notification and reporting. PBGC - flat dollar amount (per participant) for all plans PLUS variable premium requirements for all less than 100% funded (under PPA, no exemptions).

Contribution requirements are determined primarily by the following factors: Actual return on plan assets Discount rate applied to expected plan payouts - based on corporate bond yield curve Salary growth, retirement age and turnover Mortality - table issued by IRS and updated every 10 years Funded status The Internal Revenue Code allows annual contributions greater than PPA minimum funding requirements, thus a range of contributions is possible IRS is also considering a one-time election to change the method of calculating pension assets used in determining contributions. Proposed change allows for a smoothing of asset values versus a point-in-time valuation. If approved, the election would reduce required pension contributions in 2009 and 2010. Pension Contribution

Pension Contribution Under PPA minimum funding rules, Ryder will be required to make annual contributions for at least the next five years. Ryder may elect to make voluntary contributions earlier than required and in amounts greater than the minimum requirements. The 2009 forecast assumes $73 million of U.S. voluntary contributions in addition to the minimum requirements for a total of $100 million. The following table presents Ryder's estimated funding requirements:

Pension Expense

Consolidated Pension Expense History Pension Expense

Detail of Consolidated Pension Expense History Pension Expense

Service cost is determined as the actuarial present value of benefits for employee service during the period Amount is impacted by: 1) Discount Rate 2) Number of employees 3) Expected lives / retirement period of employees Service Cost Pension Expense

Interest cost represents the increase in the projected benefit obligation due to the passage of time Amount is measured by accrual of interest cost at assumed discount rate Interest Cost Pension Expense

Return on Plan assets represents the assumed change in the fair value of Plan assets during the year, after considering plan contributions and distributions Average long-term expected rate of return of: 2001 9.25% 2002 8.75% 2003-2007 8.50% 2008 8.40% Expected Return on Assets Pension Expense

Gain recognized in Q3-08 upon amendment to freeze Canadian plan effective on 1/1/2010 SFAS 88 is guiding literature Represents the write-off of unrecognized prior service credits associated with years of service no longer expected to be rendered. Pension Expense Canadian Curtailment Gain

Actuarial gains or losses include changes in pension assets or obligations resulting from experience different than that assumed or changes in assumptions G/L recognized over time G/L recognition is subject to a "corridor" which is generally 10% of the greater of pension obligations ($1.5 billion at 12/31/08) or assets ($976 million at 12/31/08) Corridor at 12/31/08 was $148 million For U.S. plan, in light of plan freeze, gains and losses are recognized over average remaining life expectancy of plan participants (28.4 years in 2008) Actuarial Gain / Loss Pension Expense

Prior Service Credit represents the cost of retroactive benefit reductions made in a Plan amendment Recognized over the anticipated future service period of employees affected Prior Service Credit Pension Expense

Sensitivity Analysis - U.S. Qualified Pension Plan Pension Expense

2009 Expectations - U.S. Qualified Pension Plan Pension Expense

2009 Expectations - Consolidated Pension Expense Pension Expense

Drivers of the Change in 2009 Consolidated Pension Expense Pension Expense

Pension Equity Charges

SFAS 158 requires the funded status of a defined benefit plan be recognized in the balance sheet. Funded Status = Fair value of plan assets compared to PBO Overfunded Plan ^ Balance sheet asset Underfunded Plan ^ Balance sheet liability Year-end (December 31 for Ryder) calculation in conjunction with actuarial valuation SFAS 158 requires the changes in funded status be recognized through comprehensive income. Relates to actuarial gains/losses and prior service costs/credits that arise during the period but are not recognized in pension expense Changes are recognized net of tax Accumulated changes in other comprehensive income are presented within shareholders' equity Pension Equity Charges

Negative asset returns from 2000-2002 and 2008 have led to significant unrecognized actuarial losses since 12/31/02. Following is a summary of net pension equity charges since 2002: Year Cumulative Equity Charge 2002 $229M 2003 $187M 2004 $189M 2005 $221M 2006 $201M 2007 $148M 2008 $480M Required charge to equity increased substantially in 2008 because of significant negative asset returns. Global revolving credit facility includes a covenant to maintain a ratio of debt to consolidated tangible net worth, as defined, of less than or equal to 300%. Pension equity charge is included in debt covenant calculation. Ratio at 12/31/08 was 181%. Ryder continues to be in compliance with the debt covenant. Impact to Ryder Pension Equity Charges

Conclusions

Ryder has frozen U.S. and Canadian pension plans to most active employees. Pension expense is sensitive to expected long-term asset returns versus actual returns as well as interest rate changes. Difference between actual and expected asset returns and the impact of interest rate changes are required to be amortized in order to smooth recognition of gains and losses Plan cash contributions can lower pension expense. Pension expense for all plans (especially our primary U.S. plan) is expected to significantly increase in 2009 over 2008. Driven by impact of 2008 asset returns that were substantially below assumed return rates Conclusions

At year end 2008, the plans were 66% funded. The funded status is negative $502M. Minimum pension funding requirements are manageable relative to free cash flow - pending regulation changes may reduce contribution requirements in the near-term. Pension contributions to avoid "at-risk" status (75% funded) are substantially higher than the minimum funding requirement in the near-term. Underfunded status results in a charge to equity (cumulative $480M at 12/31/08). Pension charge to equity does not affect earnings or current compliance with the debt covenant. Conclusions